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                                                                    EXHIBIT 5.1


                                 March 23, 2001

Handspring, Inc.
189 Bernardo Avenue
Mountain View, CA 94043

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Handspring, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about March 23, 2001, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,676,135 shares of the Company's Common Stock (the "STOCK"), of which (a) 7,628,520 shares are subject to issuance by the Company upon the exercise of stock options granted or to be granted under the Company's 2000 Equity Incentive Plan (the "2000 PLAN") and purchase rights granted or to be granted under the Company's 2000 Employee Stock Purchase Plan, as amended (the "PURCHASE PLAN"), and (b) 47,615 shares are subject to issuance by the Company upon the exercise of stock options granted by BlueLark Systems, Inc. ("BLUELARK") under BlueLark's 2000 Equity Incentive Plan, which stock options have been assumed by the Company pursuant to the terms of the Agreement and Plan of Reorganization between the Company and BlueLark dated December 22, 2000 ("MERGER AGREEMENT"). The 2000 Plan and Purchase Plan referred to in clause (a) above are collectively referred to in this letter as the "PLANS". In rendering this opinion, we have examined the following:

        (1) the Company's Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on June 26, 2000.

        (2) the Company's Bylaws, certified by the Company's Secretary on May 16, 2000.

        (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

        (4) the Prospectuses prepared in connection with the Registration Statement.

        (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of the Company's predecessor, Handspring, Inc. a California corporation ("HANDSPRING CALIFORNIA"), that are in our possession.

        (6) a certificate from the Company of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof




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March 23, 2001
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                and a list of the total number of issued and outstanding options and warrants respecting the Company's capital and of any other rights to purchase capital stock that was prepared by the Company and dated March 23, 2001 verifying the number of such issued and outstanding securities.

        (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "MANAGEMENT CERTIFICATE").

        (8) the Merger Agreement, pursuant to which BlueLark Systems, Inc. was merged with and into the Company in a statutory merger.

        (9) the Certificate of Merger filed by the Company with the Delaware Secretary of State on February 14, 2001.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the stock have been or will be when issued, properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

        Based upon the foregoing, it is our opinion that (i) the 7,628,520 shares of Stock that may be issued and sold by the Company upon the exercise of
(a) stock options granted or to be




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March 23, 2001
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granted under the 2000 Plan and (b) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable; and
(ii) the 47,615 shares of Stock that may be issued and sold by the Company upon the exercise of stock options assumed by the Company in connection with the Merger Agreement, when issued, sold and delivered in accordance with the BlueLark 2000 Equity Incentive Plan and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.



                                             Very truly yours,

                                             FENWICK & WEST LLP

                                             By: /s/ Dennis R. DeBroeck
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